SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On December 29, 2006, Titan Global Holdings, Inc., together with all of its subsidiaries (the “Company”), entered into a credit facility with Greystone Business Credit II LLC (“Greystone”). The new credit facility with Greystone includes a revolving line of credit in the maximum amount of $15,000,000, and also includes term loans of up to $7,950,000 of which $6,483,514 was borrowed on the closing date. The facility will expire in 3 years, subject to earlier termination under certain circumstances. Loans will be advanced based upon 85% of eligible accounts receivable and up to a maximum of 85% of eligible inventory, subject to certain limitations. The Company is required to have a minimum unused availability under the line of between $200,000 and $1,000,000. A term loan of $875,181 was funded on closing. An additional term loan of $5,608,333 was funded on closing. The Company is obligated to use any refunds on commercial taxes to prepay the term loans. The Company is also obligated to make a mandatory prepayment of $2,600,000 from the sale of debt or equity by April 30, 2007. The revolving credit facility bears interest at a rate of 1.5%, plus the prime interest rate. The senior term loans bear interest at a rate of 6%, plus the prime interest rate, provided that such rate is reduced by .5% for each reduction of principal by $1,000,000.

The Company granted a security interest in all of its assets to Greystone as security for the financing facility. Such security included a pledge of all trademarks and the stock of all subsidiaries.

The Company paid a commitment fee of $369,250 and will pay an annual commitment fee of ½% of the facility, payable on each anniversary. A loan servicing fee of .3% is payable each month based on the amount outstanding under the revolving facility. There is also a $20,000 per month administrative fee. In the event of a termination of the facility, an early termination fee will be payable. Such fee equals 1% of the maximum revolving facility and the term loans if the termination occurs during the first year. As additional consideration for the facility, the Company issued to Greystone: (i) 500,000 shares of common stock, and (ii) a warrant to purchase 500,000 shares of common stock at a price of $1.00 per share, exercisable for a period of five years. The Company is obligated to register the shares of common stock and the common stock underlying the warrant.

Certain of the proceeds of the new financing were used to repay the existing credit facilities of the Company with Laurus Master Fund, Ltd. (“Laurus”) and CapitalSource Finance LLC. The Company also exercised an option previously granted by Laurus pursuant to which the Company purchased 1,250,000 shares of its outstanding common stock from Laurus in exchange for $1,000 upon repayment of all sums owed to Laurus

Item 7.01 Regulation FD Disclosure.

On January 3, 2007, the Company issued a press release concerning the foregoing financing matters. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

 Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1
Loan and Security Agreement between Greystone Business Credit II LLC, Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., StartTalk, Inc. and Pinless, Inc., dated as of December 29, 2006

10.2	Pledge Agreement by Titan General Holdings, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006

10.3	Pledge Agreement by Oblio Telecom, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006

10.4	Trademark Security Agreement by Oblio Telecom, Inc. in favor of Greystone Business Credit II LLC, dated as of December 29, 2006

99.1	Press release dated January 3, 2007

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ BRYAN CHANCE
Bryan Chance
Chief Executive Officer

Date: January 8, 2007